UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2003

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

1-13653 (Commission File Number)	31-1544320 (IRS Employer Identification No.)

One East Fourth Street
Cincinnati, Ohio 45202
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

TABLE OF CONTENTS

Item 5.  Other Events and Required FD Disclosure
Item 7.  Financial Statements and Exhibits.

SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.  Other Events and Required FD Disclosure.

      A copy of the press release issued by American Financial Group, Inc. on July 7, 2003 is furnished herewith on Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information. Not applicable.
    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of July 7, 2003 relating to the Merger Agreement entered into by American Financial Group, Inc. and American Financial Corporation.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
AMERICAN FINANCIAL GROUP, INC.

Dated: July 7, 2003	By: /s/ James C. Kennedy
James C. Kennedy
Vice President, Deputy General Counsel & Secretary

INDEX TO EXHIBITS
99.1	Press Release, dated as of July 7, 2003 relating to the Merger Agreement entered into by American Financial Group, Inc. and American Financial Corporation.

EXHIBIT 99.1

AMERICAN FINANCIAL GROUP
ANNOUNCES SIGNING OF MERGER AGREEMENT

     Cincinnati, Ohio - July 7, 2003 - American Financial Group, Inc. (NYSE: AFG) announced today that it has entered into a merger agreement with its subsidiary, American Financial Corporation ("AFC"), pursuant to previously announced plans to simplify its corporate structure and eliminate AFC's publicly-traded preferred stock, thus converting minority interest into shareholders' equity.

     AFG owns 100% of the common stock and 79% of the voting equity securities of AFC. AFC has one series of publicly held voting preferred stock, Series J, which represents the other 21% of AFC's voting securities. Under the merger agreement, AFG and AFC will merge, pursuant to which Series J preferred shareholders will receive $25.00 per share in common stock of AFG. Negotiations between AFG and a Special Committee of Independent directors on AFC's Board of Directors subsequent to the April 17, 2003, announcement of the merger plan have resulted in an increase in the amount of consideration to be received by holders of Series J Preferred Stock from $22.00 per share to $25.00 per share. Additionally, in the event that AFG common stock trades above $27.00 per share for a specified period prior to the merger, certain adjustments will be made. Accrued dividends on the Series J Preferred Stock will be paid in common stock of AFG from the last dividend payment date to the date of the merger.

     As previously reported, it is expected that (i) the conversion of AFC's Series J Preferred Stock to AFG common equity and (ii) the elimination of the deferred tax liabilities associated with AFC's holding of AFG stock, will result in a 12% to 15% increase in AFG shareholders' equity.

     The transaction is subject to approval by a majority of the outstanding shares of Series J Preferred Stock and a majority of those shares of Series J Preferred Stock voting on the matter which are not held by certain affiliates of AFG, and certain other conditions. The company hopes to complete the merger in the third quarter of 2003.

     This announcement does not constitute a solicitation of proxies or consents of AFC or AFG shareholders, which will only be made by means of a prospectus/proxy statement relating to the proposals which has yet to be filed with the Securities and Exchange Commission.

     Through the operations of Great American Insurance Group, AFG and AFC are engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of annuities, life and supplemental health insurance products.

Forward Looking Statements

     This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.

     Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, and other changes in market conditions that could affect AFG's insurance operations.

Contact:	Anne N. Watson	Web Sites:	www.amfnl.com
	Vice President-Investor Relations		www.GreatAmericanInsurance.com
(513) 579-6652

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